Exhibit 23(b)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-60003) and Form S-4 (File No. 333-17335), appearing in this Annual Report on Form 10-K of Westamerica Bancorporation for the year ended December 31, 1996, of our report dated January 13, 1995 with respect to the consolidated financial statements of PV Financial and Subsidiary for the years ended December 31, 1994 and 1996.


/s/ Grant Thornton LLP
----------------------
Grant Thornton LLP



Stockton, California
March 25, 1997